UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2012

ZIPREALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300
Emeryville, CA 94608
(Address of Principal Executive Offices)
(Zip Code)

510-735-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8,2012, the Board of Directors of ZipRealty, Inc. (the “Company”) adopted an amendment under Section 10(f) of the Company’s 2004 Equity Incentive Plan and revised the Company’s Director Compensation Policy to increase the annual automatic stock option grant for the Company’s Chairman of the Board from 6,666 shares to 10,000 shares. Copies of the amendment and the revised Director Compensation Policy are filed as exhibits to this report.

Item 8.01. Other Events.

On March 8, 2012, the Company’s Board of Directors approved a stock option grant to each non-employee director for 50,000 shares at an exercise price of $1.25 per share, which was the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant. Each option vests in full on the first anniversary of the date of grant, subject to the director’s continued service to the Company on that date. Each option was granted under and is governed by the terms of the Company’s 2004 Equity Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.3(b) First Amendment under 2004 Equity Incentive Plan

10.5(a) Director Compensation Policy, revised March 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	March 13, 2012	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Vice President and
General Counsel

INDEX TO EXHIBITS

Exhibit	Description
10.3(b)	First Amendment under 2004 Equity Incentive Plan
10.5(a)	Director Compensation Policy, revised March 8, 2012